Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Form S-4 Registration Statement No. 333-123014;
Form S-4 Registration Statement No. 333-120300;
Form S-8 Registration Statement No. 333-117966;
Form S-8 Registration Statement No. 333-122671;
Form S-8 Registration Statement No. 333-75615;
Form S-8 Registration Statement No. 333-107064;
Form S-3 Registration Statement No. 333-75675;
Form S-4 Registration Statement No. 333-45821;
Form S-3 Registration Statement No. 333-74280;
Form S-4 Registration Statement No. 333-83106
Form S-8 Registration Statement No. 333-138523
Form S-3 Registration Statement No. 333-141313
Form S-3 Registration Statement No. 333-145619
Form S-8 Registration Statement No. 333-57968
Form S-8 Registration Statement No. 333-57976
Form S-8 Registration Statement No. 333-50917

of our reports dated February 28, 2008, with respect to the consolidated financial statements of Coventry Health Care, Inc. and the effectiveness of Coventry Health Care, Inc.’s internal control over financial reporting included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Baltimore, Maryland

February 28, 2008